Back to Contents

Exhibit 10.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in Registration Statements Nos. 333-12254 and 333-10668 of Repsol YPF, S.A. on Form F-3 of our report dated March 7, 2003, except for Note 27, as to which the date is June 2, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the situation in Argentina), relating to the consolidated financial statements of Repsol YPF, S.A. as of and for the year ended December 31, 2002, included in Repsol YPF's Annual Report on Form 20-F for the year ended December 31, 2002.

DELOITTE & TOUCHE ESPAÑA, S.L.

Madrid, June 16, 2003